-1- ACACIA RESEARCH CORPORATION 2018 ACACIA RESEARCH CORPORATION STOCK INCENTIVE PLAN ARTICLE ONE GENERAL PROVISIONS I. PURPOSE OF THE PLAN The purposes of this 2018 Acacia Research Corporation Stock Incentive Plan are (a) to enhance the Corporation’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Corporation’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Corporation, by providing them an opportunity to participate in the ownership of the Corporation and thereby have an interest in the success and increased value of the Corporation. Capitalized terms shall have the meanings assigned to such terms in the attached Appendix. II. STRUCTURE OF THE PLAN A. The Plan shall be divided into three separate equity incentive programs: the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Corporation (or any Subsidiary), and the Discretionary Restricted Stock Unit Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted Restricted Stock Units convertible into shares of Common Stock. B. The provisions of Articles One and Five shall apply to all equity incentive programs under the Plan and shall govern the interests of all persons under the Plan. III. ADMINISTRATION OF THE PLAN A. The Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, Stock Issuance and Discretionary Restricted Stock Unit Grant Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Stock Issuance and Discretionary Restricted Stock Unit Grant Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances to members of the Committee must be authorized and approved by a disinterested majority of the Board.

-2- B. Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. C. The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Stock Issuance and Discretionary Restricted Stock Unit Grant Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Stock Issuance and Discretionary Restricted Stock Unit Grant Programs under its jurisdiction or any stock option or stock issuance thereunder. D. Service on the Committee shall constitute Service as a Board member, and members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan. IV. ELIGIBILITY A. The persons eligible to participate in the Discretionary Option Grant, Stock Issuance and Discretionary Restricted Stock Unit Grant Programs are as follows: (i) Employees of the Corporation or any Subsidiary, (ii) non-employee members of the Board or the board of directors of any Subsidiary, and (iii) consultants and other independent service providers who provide services to the Corporation or any Subsidiary. B. The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares and (iii) with respect to Restricted Stock Unit grants under the Discretionary Restricted Stock Unit Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant and the vesting schedule (if any) applicable to the shares covered by each such grant. C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program, to effect stock issuances in accordance with

-3- the Stock Issuance Program or to grant Restricted Stock Units in accordance with the Discretionary Restricted Stock Unit Grant Program. V. STOCK SUBJECT TO THE PLAN A. Shares Available Under the Plan. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance under the Plan shall be 4,500,000 shares plus the number of shares of Common Stock remaining available for issuance and not subject to awards granted under the 2013 Acacia Research Corporation Stock Incentive Plan (the “2013 Plan”) and the 2016 Acacia Research Corporation Stock Incentive Plan (the “2016 Plan”, and together with the 2013 Plan, the “Existing Plans”) as of the Plan Effective Date. As of the Plan Effective Date, there were 293,844 shares of Common Stock available for issuance under the 2013 Plan and 377,165 shares of Common Stock available for issuance under the 2016 Plan. Accordingly, the maximum number of shares of Common Stock that could be issued pursuant to Awards under the Plan is 5,171,009 shares of Common Stock. After the Plan Effective Date, no awards may be granted under the Existing Plans. B. Share Counting. The number of shares of Common Stock available for grant under the Plan shall be reduced by one share of Common Stock for each share of Common Stock issued pursuant to the exercise to an option granted under the Plan. The number of shares of Common Stock available for grant under the Plan shall be reduced by 1.85 shares of Common Stock for each share of Common Stock issued pursuant to any other Awards granted under the Plan. C. Forfeiture. In the event that (i) all or any portion of any option granted under the Plan can no longer under any circumstances be exercised, (ii) any shares of Common Stock issued under the Plan are reacquired by the Corporation or (iii) all or any portion of any Restricted Stock Units granted under the Plan are forfeited or can no longer under any circumstances vest, the shares of Common Stock allocable to the unexercised portion of such options, or the forfeited or unvested portion of such Restricted Stock Unit or the shares so reacquired shall again be available for grant or issuance under the Plan. In the event that (i) all or any portion of any option granted under the Existing Plans can no longer under any circumstances be exercised, (ii) any shares of Common Stock issued under the Existing Plans are reacquired by the Corporation or (iii) all or any portion of any Restricted Stock Units granted under the Existing Plans are forfeited or can no longer under any circumstances vest, the shares of Common Stock allocable to the unexercised portion of such options, or the forfeited or unvested portion of such Restricted Stock Unit or the shares so reacquired shall again be available for grant or issuance under the Plan. D. No Liberal Share Recycling. Notwithstanding Section V.C. above, the following shares of Common Stock may not again be made available for issuance as awards under the Plan: (i) shares of Common Stock used to pay the exercise price related to outstanding options, (ii) shares of Common Stock used to pay withholding taxes related to outstanding options or Restricted Stock Units or any other full value Awards or (iii) shares of Common Stock that have been repurchased by the Corporation using the proceeds from any exercise of options. E. Individual Award Limits. No one person participating in the Plan may receive Awards under the Plan for more than 750,000 shares of Common Stock in the aggregate per calendar year.

-4- F. Adjustments. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances or share right awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Discretionary Restricted Stock Unit Grant Program, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. ARTICLE TWO DISCRETIONARY OPTION GRANT PROGRAM I. OPTION TERMS Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options. A. EXERCISE PRICE. 1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than: (a) in the case of an Incentive Option, 100% of Fair Market Value on the date the Incentive Option is granted, (b) in the case of a Non-Statutory Option, 100% of Fair Market Value on the date the Non-Statutory Options is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, 110% of Fair Market Value on the date the Incentive Option is granted. 2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below as determined by the Plan Administrator and evidenced in the documents memorializing the option grant: (i) cash or check made payable to the Corporation; (ii) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Corporation must have been held by the Optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (iii) the cancellation of indebtedness of the Corporation to the Optionee; (iv) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably

-5- elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation; (v) the waiver of compensation due or accrued for services rendered or to be rendered during a vesting period; or (vi) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law. Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date. B. EXERCISE AND TERM OF OPTIONS. 1. The period during which the right to exercise, in whole or in part, an option vests in the Optionee shall be set by the Plan Administrator, in its sole and absolute discretion, and set forth in the documents evidencing the option. Options issued under the Discretionary Option Grant Program may, in the sole discretion of the Plan Administrator, be fully and immediately exercisable upon issuance or shall become exercisable in one or more installments over the Optionee’s period of Service or upon attainment of specified performance objectives. 2. Notwithstanding any other provision of the Plan, no option shall have a term in excess of ten (10) years measured from the option grant date. C. EFFECT OF TERMINATION OF SERVICE. 1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death: (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term. (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of descent and distribution or by the Optionee’s designated beneficiary or beneficiaries of that option. (iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding. (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the

-6- option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares. 2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to: (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service. D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares. E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. F. DIVIDENT EQUIVALENT RIGHTS. No option granted under the Plan shall provide for dividend equivalent rights. G. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of descent and distribution following the Optionee’s death. Non-Statutory Options shall be subject to the same limitation, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more of the Optionee’s Immediate Family or to a trust established exclusively for the Optionee or one or more members of the Optionee’s Immediate Family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred

-7- option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death. II. INCENTIVE OPTIONS The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. The maximum number of shares that can be issued pursuant to Incentive Options pursuant to this Plan shall be equal to the number of shares of Common Stock authorized for issuance under this Plan. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II. A. ELIGIBILITY. Incentive Options may only be granted to Employees of the Corporation or any Subsidiary. B. EXERCISE PRICE. Except as set forth in Section II.E. of this Article Two, the exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date. C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. D. FAILURE TO QUALIFY AS INCENTIVE OPTION. To the extent that any option governed by this Plan does not qualify as an Incentive Option, by reason of the dollar limitation described in Section II.C of this Article Two or for any other reason, such option shall be exercisable as a Non-Statutory Option under the Federal tax laws. E. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date. III. CHANGE IN CONTROL/HOSTILE TAKE-OVER A. Unless otherwise determined by the Plan Administrator, in the event of a Change in Control/Hostile Take-Over, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all options outstanding under the Plan or may substitute similar stock awards for options outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Corporation pursuant to the Change in Control/Hostile Take-Over), and any reacquisition or repurchase rights held by the Corporation in respect of Common Stock issued pursuant to options may be assigned by the Corporation to the successor of the Corporation (or the successor’s parent company, if any), in connection with such Change in Control/Hostile Take-Over. A surviving corporation or acquiring

-8- corporation (or its parent) may choose to assume or continue only a portion of an option or substitute a similar stock award for only a portion of an option, or may choose to assume or continue the options held by some, but not all Optionees. The terms of any assumption, continuation or substitution will be set by the Board. If either (x) Optionee’s employment with the Corporation is terminated by the Corporation without Cause (which termination shall be effective as of the date specified by the Corporation in a written notice to Optionee), other than due to death or disability, or in the event Optionee terminates his or her employment with Good Reason, in either case within twelve months following a Change in Control/Hostile Take-Over, or (y) Optionee voluntarily terminates his or her employment on his or her own initiative after the twelfth month but no later than the thirteenth month following a Change in Control/Hostile Take-Over, in either case of (x) or (y), then the vesting of such options will be accelerated in full and the time when such options may be exercised will be accelerated in full. Such vesting acceleration will occur on the date of termination of such Optionee’s Service. B. In the event of a Change in Control/Hostile Take-Over in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding option or substitute similar stock awards for such outstanding options, then with respect to options that have not been assumed, continued or substituted, the vesting of such options will be accelerated in full to a date prior to the effective time of such Change in Control/Hostile Take-Over (contingent upon the effectiveness of the Change in Control/Hostile Take-Over) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control/Hostile Take-Over), and such options will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control/Hostile Take-Over, and any reacquisition or repurchase rights held by the Corporation with respect to such options will lapse (contingent upon the effectiveness of the Change in Control/Hostile Take-Over). C. Notwithstanding the foregoing, in the event a option will terminate if not exercised prior to the effective time of a Change in Control/Hostile Take-Over, the Board may provide, in its sole discretion, that the holder of such option may not exercise such option but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the Optionee would have received upon the exercise of the option immediately prior to the effective time of the Change in Control/Hostile Take-Over (including, at the discretion of the Board, any unvested portion of such option), over (ii) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Change in Control/Hostile Take-Over is delayed as a result of escrows, earn outs, holdbacks or any other contingencies. D. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws. E. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

-9- IV. PROHIBITION ON REPRICING Except in connection with a corporation transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval. ARTICLE THREE STOCK ISSUANCE PROGRAM I. STOCK ISSUANCE TERMS Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated Service requirements or performance goals. A. PURCHASE PRICE. 1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date. 2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance: (i) cash or check made payable to the Corporation; (ii) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Corporation shall have been held by the Participant for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (iii) the cancellation of indebtedness of the Corporation to the Participant; (iv) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation; (v) the waiver of compensation due or accrued for services rendered or to be rendered during a vesting period; or

-10- (vi) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law. B. VESTING PROVISIONS. 1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares in one or more installments over the Participant’s period of Service or upon attainment of designated performance goals. Upon the attainment of such Service requirements or performance goals, fully vested shares of Common Stock shall be issued in satisfaction of those share right awards. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued or share right awards granted under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the appropriate award agreement. The Plan Administrator may, in its discretion, determine that any Award granted hereunder shall be a Performance Award. 2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. 3. The Participant shall have not have any stockholder rights with respect to any unvested stock Awards issued to the Participant under the Stock Issuance Program. Accordingly, the Participant shall not have the right to vote such unvested stock Awards or to receive any regular cash dividends paid on such unvested stock Awards. 4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness but not including services rendered by the Participant), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares. 5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

-11- 6. Outstanding share right Awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for such Awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right Awards as to which the designated performance goals or Service requirements have not been attained. Until the shares of Common Stock are issued with respect to share right Awards, the Participant shall not have any rights as a stockholder of the Corporation. C. LIMITED TRANSFERABILITY OF STOCK AWARDS. Each stock Award and share Right Award may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s Immediate Family or to a trust established exclusively for the Participant’s or one or more members of the holder’s Immediate Family or to Participant’s former spouse, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the stock Award(s) or share right Award(s) immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. A Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding stock Awards or share right Awards, and those stock Awards or share right Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon such Participant’s death while holding those Restricted Stock Units. Such beneficiary or beneficiaries shall take the transferred Restricted Stock Units subject to all the terms and conditions of the applicable agreement evidencing each such transferred Restricted Stock Unit. II. CHANGE IN CONTROL/HOSTILE TAKE-OVER A. Unless otherwise determined by the Plan Administrator, in the event of a Change in Control/Hostile Take-Over, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all stock Awards or share right Awards granted under the Plan or may substitute similar stock awards for stock Awards or share right Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Corporation pursuant to the Change in Control/Hostile Take-Over), and any reacquisition or repurchase rights held by the Corporation in respect of Common Stock issued pursuant to stock Awards or share right Awards may be assigned by the Corporation to the successor of the Corporation (or the successor’s parent company, if any), in connection with such Change in Control/Hostile Take-Over. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a stock Award or share right Award or substitute a similar stock award for only a portion of a stock Award or share right Award, or may choose to assume or continue the stock Award or share right Award held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board. If either (x) Participant’s employment with the Corporation is terminated by the Corporation without Cause (which termination shall be effective as of the date specified by the Corporation in a written notice to Participant), other than due to death or disability, or in the event Participant terminates his or her employment with Good Reason, in either case within twelve months following a Change in Control/Hostile Take-Over, or (y) Participant voluntarily terminates his or her employment on his or her own initiative after the twelfth month but no later than the thirteenth month following a Change in Control/Hostile Take-Over, in either case of (x) or (y), then the vesting of such stock Awards or share right Awards will be accelerated in full and any reacquisition or repurchase rights held by the Corporation with respect to

-12- such stock Awards or share right Awards will lapse. Such vesting acceleration will occur on the date of termination of such Participant’s Service. B. In the event of a Change in Control/Hostile Take-Over in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding stock Awards or share right Awards or substitute similar stock awards for such outstanding stock Awards or share right Awards, then with respect to stock Awards or share right Awards that have not been assumed, continued or substituted, the vesting of such stock Awards or share right Awards will be accelerated in full to a date prior to the effective time of such Change in Control/Hostile Take-Over (contingent upon the effectiveness of the Change in Control/Hostile Take-Over) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control/Hostile Take-Over), and any reacquisition or repurchase rights held by the Corporation with respect to such stock Awards or share right Awards will lapse (contingent upon the effectiveness of the Change in Control/Hostile Take-Over). C. The grant of stock Awards or share right Awards under the Share Issuance Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. III. SHARE ESCROW/LEGENDS Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares. ARTICLE FOUR DISCRETIONARY RESTRICTED STOCK UNIT GRANT PROGRAM I. RESTRICTED STOCK UNIT TERMS A. GENERAL. The Plan Administrator shall have the right to grant, pursuant to the Plan, Restricted Stock Units, subject to such terms, restrictions and conditions as the Plan Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Plan Administrator. B. RESTRICTED STOCK UNIT AGREEMENTS. A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Corporation the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of the Plan, as the Plan Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement. C. PURCHASE PRICE.

-13- 1. Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law. 2. Payment of the Purchase Price, if any, may be made, in the discretion of the Plan Administrator, subject to any legal restrictions, by: (i) cash or check made payable to the Corporation; (ii) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Corporation shall have been held by the Participant for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (iii) the cancellation of indebtedness of the Corporation to the Participant; (iv) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation; (v) the waiver of compensation due or accrued for services rendered or to be rendered during a vesting period; or (vi) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law. D. VESTING. The Restricted Stock Unit Award agreement shall specify the date or dates, the performance goals, if any, established by the Plan Administrator with respect to one or more “Qualifying Performance Criteria” that must be achieved, and any other conditions on which the Restricted Stock Units may vest. No shares of Common Stock shall be issued to a Participant prior to the date on which a Restricted Stock Unit vests. As soon as practical after any Restricted Stock Units vest, the Corporation shall promptly cause to be issued an equivalent number of shares of Common Stock in payment of such vested whole Restricted Stock Units. E. LIMITED TRANSFERABILITY OF RESTRICTED STOCK UNITS. Each Restricted Stock Unit under this Article Four may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s Immediate Family or to a trust established exclusively for the Participant’s or one or more members of the holder’s Immediate Family or to Participant’s former spouse, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the Restricted Stock Unit(s) immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. A Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Restricted Stock Units under this Article Four, and those Restricted Stock Units shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon such Participant’s death while holding those Restricted Stock Units. Such

-14- beneficiary or beneficiaries shall take the transferred Restricted Stock Units subject to all the terms and conditions of the applicable agreement evidencing each such transferred Restricted Stock Unit. F. NO RIGHTS AS A STOCKHOLDER. A holder of Restricted Stock Units shall possess no incidents of ownership with respect to the shares of Common Stock represented by such Restricted Stock Units, unless and until the shares of Common Stock are transferred to such holder pursuant to the terms of this Plan. II. CHANGE IN CONTROL/HOSTILE TAKE-OVER A. Unless otherwise determined by the Plan Administrator, in the event of a Change in Control/Hostile Take-Over, in the event of a Change in Control/Hostile Take-Over, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Restricted Stock Unit Awards outstanding under the Plan or may substitute similar stock awards for Restricted Stock Unit Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Corporation pursuant to the Change in Control/Hostile Take-Over), and any reacquisition or repurchase rights held by the Corporation in respect of Common Stock issued pursuant to Restricted Stock Unit Awards may be assigned by the Corporation to the successor of the Corporation (or the successor’s parent company, if any), in connection with such Change in Control/Hostile Take-Over. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Restricted Stock Unit Award or substitute a similar stock award for only a portion of a Restricted Stock Unit Award, or may choose to assume or continue the Restricted Stock Unit Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board. If either (x) Participant’s employment with the Corporation is terminated by the Corporation without Cause (which termination shall be effective as of the date specified by the Corporation in a written notice to Participant), other than due to death or disability, or in the event Participant terminates his or her employment with Good Reason, in either case within twelve months following a Change in Control/Hostile Take-Over, or (y) Participant voluntarily terminates his or her employment on his or her own initiative after the twelfth month but no later than the thirteenth month following a Change in Control/Hostile Take-Over, in either case of (x) or (y), then the vesting of such Restricted Stock Units and the time when such Restricted Stock Units may be exercised will be accelerated in full. Such vesting acceleration will occur on the date of termination of such Participant’s Service. B. In the event of a Change in Control/Hostile Take-Over in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Restricted Stock Unit Awards or substitute similar stock awards for such outstanding Restricted Stock Unit Awards, then with respect to Restricted Stock Unit Awards that have not been assumed, continued or substituted, the vesting of such Restricted Stock Unit Awards will be accelerated in full to a date prior to the effective time of such Change in Control/Hostile Take-Over (contingent upon the effectiveness of the Change in Control/Hostile Take-Over) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control/Hostile Take-Over), and such Restricted Stock Unit Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Corporation with respect to such Restricted Stock Unit Awards will lapse (contingent upon the effectiveness of the Change in Control/Hostile Take-Over).

-15- C. Notwithstanding the foregoing, in the event a Restricted Stock Unit Award will terminate if not exercised prior to the effective time of a Change in Control/Hostile Take-Over, the Board may provide, in its sole discretion, that the holder of such Restricted Stock Unit Award may not exercise such Restricted Stock Unit Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Restricted Stock Unit Award immediately prior to the effective time of the Change in Control/Hostile Take-Over (including, at the discretion of the Board, any unvested portion of such Restricted Stock Unit Award), over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Change in Control/Hostile Take-Over is delayed as a result of escrows, earn outs, holdbacks or any other contingencies. D. The grant of Restricted Stock Units under the Discretionary Restricted Stock Unit Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. ARTICLE FIVE MISCELLANEOUS I. NO FRACTIONAL SHARES No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan, and the Plan Administrator shall determine whether cash shall be paid in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated. II. TAX WITHHOLDING A. Whenever shares of Common Stock are to be issued upon the exercise of an option, the settlement of Restricted Stock Units or the grant or vesting of shares pursuant to an Award, the Corporation shall have the right to require the Participant or Optionee, as applicable, to remit to the Corporation in cash an amount sufficient to satisfy Withholding Taxes attributable to such exercise, settlement, grant or vesting prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. In addition, upon the exercise or settlement of any Award in cash, the Corporation shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the Withholding Taxes, if any, attributable to such exercise or settlement. B. The Plan Administrator may, in its discretion, permit (i) the Corporation to withhold shares of Common Stock from the award in satisfaction of all or part of the Withholding Taxes which may become payable in connection with the an award granted under the Plan (pursuant to the terms of Article Five Section II.B.1.) and (ii) any or all Optionees or Participants under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such Participants or Optionees may become subject in connection with the grant or exercise of their options, the vesting or settlement of their Restricted Stock Units or the issuance or vesting of their shares. The

-16- withholding of shares in order to satisfy the Withholding Taxes described in this Section shall not exceed the minimum statutory amount required to be withheld for each of the Withholding Taxes. Such right may be provided to any such Participant or Optionee in either or both of the following formats: 1. Stock Withholding: The Corporation withholds, from the shares of Common Stock otherwise issuable upon the exercise of such option, the vesting or settlement of such Restricted Stock Unit or the issuance or vesting of shares of Common Stock, a portion of those shares with an aggregate Fair Market Value equal to the amount of the Withholding Taxes (not to exceed one hundred percent (100%) of such Withholding Taxes) to be satisfied in such manner as designated by the holder in writing. 2. Stock Delivery: The election by the Participant or Optionee to deliver to the Corporation, at the time the option is exercised, the vesting or settlement of the Restricted Stock Units or the shares vest or are issued, one or more shares of Common Stock previously acquired by such Participant or Optionee (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the amount of the Withholding Taxes (not to exceed one hundred percent (100%) of such Withholding Taxes) to be satisfied in such manner as designated by the holder in writing. III. EFFECTIVE DATE AND TERM OF THE PLAN A. The Plan shall become effective immediately upon the Plan Effective Date. No options granted under the Plan may be exercised, no Restricted Stock Units granted under the Plan may be settled and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options and Restricted Stock Units previously granted under this Plan shall terminate and cease to be outstanding, and no further options or Restricted Stock Units shall be granted and no shares shall be issued under the Plan. B. The Plan shall terminate upon the earliest of (i) the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options and Restricted Stock Units in connection with a Change in Control. Upon such Plan termination, all option grants, Restricted Stock Unit grants and unvested stock issuances outstanding at that time shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances. IV. AMENDMENT OF THE PLAN A. The Plan Administrator shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that to the extent any applicable law, regulation or rule of a stock exchange requires stockholder approval in order for any such amendment or modification to be effective, such amendment or modification shall not be effective without such approval; provided further, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, Restricted Stock Units or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

-17- B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program, Restricted Stock Units may be granted under the Discretionary Restricted Stock Unit Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding. V. USE OF PROCEEDS Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes. VI. REGULATORY APPROVALS A. The implementation of the Plan, the granting of any stock option under the Plan, the granting of any Restricted Stock Unit under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or the settlement of any Restricted Stock Unit or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and Restricted Stock Units granted under the Plan and the shares of Common Stock issued pursuant to the Plan. B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading. VII. NO EMPLOYMENT/SERVICE RIGHTS Nothing in the Plan shall confer upon any Optionee or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining such person) or of any Optionee or Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause. VIII. SECTION 409A A. To the extent that the Plan Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan and document evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable,

-18- the Plan and any agreement evidencing an Award shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Plan Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Plan Effective Date the Plan Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Plan Effective Date), the Plan Administrator may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. The Corporation shall not be responsible for any additional tax imposed pursuant to Section 409A of the Code, nor will the Corporation indemnify or otherwise reimburse an Optionee for any liability incurred as a result of Section 409A of the Code. B. A termination of Service shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits that the Plan Administrator determines may be considered nonqualified deferred compensation under Section 409A of the Code upon or following a termination of Service unless such termination is also a “separation from service” within the meaning of Section 409A of the Code, and, for purposes of any such provision of this Plan, references to a “termination,” “termination of Service” or like terms shall mean such a separation from service. The determination of whether and when a separation from service has occurred for purposes of this Plan shall be made in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations. C. A Change in Control or Hostile Take-Over shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits that the Plan Administrator determines may be considered nonqualified deferred compensation under Section 409A of the Code upon or following a Change in Control or Hostile Take-Over unless such Change in Control or Hostile Take-Over also results in the occurrence of a “change in control event” within the meaning of Section 409A of the Code, and Section 1.409A-3(i)(5) of the Treasury Regulations, and, for purposes of any such provision of this Plan, references to a “Change in Control” or “Hostile Take-Over” or like terms shall mean such occurrence of a change in control event. The determination of whether and when a change in control event has occurred for purposes of this Plan shall be made in accordance with Section 409A of the Code and the applicable Treasury Regulations thereunder. D. Any provision of this Plan to the contrary notwithstanding, if at the time of a Participant’s separation from service, the Plan Administrator determines that such Participant is a “specified employee,” within the meaning of Section 409A of the Code, based on an identification date of December 31, then to the extent any payment or benefit that such Participant becomes entitled to under this Plan on account of such separation from service would be considered nonqualified deferred compensation under Section 409A of the Code, such payment or benefit shall be paid or provided at the date which is the earlier of (i) six (6) months and one day after such separation from service, and (ii) the date of Participant’s death. Upon the expiration of such period, all payments and benefits so delayed shall be paid or provided in a lump-sum, and any remaining payments and benefits due under this Plan shall be paid or provided in accordance with the normal payment dates specified for them herein.

-A1- APPENDIX The following definitions shall be in effect under the Plan: A. AWARD shall mean any (i) options issued under the Discretionary Option Grant Program, or (ii) any shares issued under the Stock Issuance Program, or (iii) any Restricted Stock Units issued under the Discretionary Restricted Stock Unit Grant Program. B. BOARD shall mean the Corporation’s Board of Directors. C. CAUSE shall have the meaning ascribed to such term in any written agreement between the Optionee or Participant and the Corporation defining such term and, in the absence of such agreement, such term will mean, with respect to an Optionee or Participant, the occurrence of any of the following events: (i) such Optionee’s or Participant’s conviction of, or plea of no contest with respect to, any crime involving fraud, dishonesty or moral turpitude; (ii) such Optionee’s or Participant’s attempted commission of or participation in a fraud or act of dishonesty against the Corporation that results in (or might have reasonably resulted in) material harm to the business of the Corporation; (iii) such Optionee’s or Participant’s intentional, material violation of any contract or agreement between the Optionee or Participant and the Corporation or any statutory duty the Participant owes to the Corporation; or (iv) such Optionee’s or Participant’s conduct that constitutes gross misconduct, insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Corporation. The determination that a termination of the Optionee’s or Participant’s Service is for Cause will not be made unless and until there will have been delivered to such Optionee or Participant a copy of a resolution duly adopted by the affirmative vote of at least a majority of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to such Optionee or Participant and an opportunity for such Optionee or Participant, together with such Optionee’s or Participant’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board, such Optionee or Participant was guilty of the conduct constituting “Cause” and specifying the particulars. Any determination by the Corporation that the Continuous Service of an Optionee or Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Optionee or Participant will have no effect upon any determination of the rights or obligations of the Corporation or such Optionee or Participant for any other purpose. D. CERTIFICATE OF INCORPORATION shall mean the Restated Certificate of Incorporation of Acacia Research Corporation filed with the Delaware Secretary of State on the Plan Effective Date and all subsequent amendments, supplements, modifications and replacements thereof. E. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions: (i) A stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons acting as a group (within the meaning of Section 409A of the Code) different from the persons holding those securities immediately prior to such transaction. In accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, incremental increases in ownership by a person or persons acting as a group that already own or owns more fifty percent (50%) of the combined voting power of the Corporation’s outstanding securities will not result in a Change in Control under this clause (i).

-A2- (ii) A sale, transfer or other disposition of all or substantially all of the Corporation’s assets to an entity which is not a Subsidiary of the Corporation over a twelve (12) month period ending on the date of the most recent sale, transfer or other disposition by such entity. In accordance with Section 1.409A-3(i)(5)(vii) of the Treasury Regulations, no Change in Control results pursuant to this clause (ii) if the assets are sold, transferred or disposed of to certain entities controlled directly or indirectly by the shareholders of the Corporation. (iii) The acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders. In accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, incremental increases in ownership by a person or related group of persons acting as a group that already own or owns fifty percent (50%) of the combined voting power of the Corporation’s outstanding securities will not result in a Change in Control under this clause (iii). F. CODE shall mean the Internal Revenue Code of 1986, as amended. G. COMMITTEE shall mean a committee of two (2) or more non-employee Board members appointed by the Board. H. COMMON STOCK shall mean the Corporation’s Common Stock, par value $0.001. I. CORPORATION shall mean Acacia Research Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Acacia Research Corporation, which shall by appropriate action adopt the Plan. J. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan. K. DISCRETIONARY RESTRICTED STOCK UNIT GRANT PROGRAM shall mean the discretionary restricted stock unit grant program in effect under Article Four of the Plan. L. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. M. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise. N. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions: (i) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

-A3- (ii) If the Common Stock is at the time not traded on any Stock Exchange, but is regularly traded in any over-the-counter market, then the Fair Market Value shall be the average of the bid and asked prices per share of Common Stock in such over-the-counter market on the date in question. If there are no bid and asked prices on the date in question, then the Fair Market Value shall be the average of the bid and asked prices in such over-the-counter market on the last preceding date for which such prices exist. (iii) If the Common Stock is at the time not traded as described in (i) or (ii) above, then the Fair Market Value of a share of Common Stock shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate. O. GOOD REASON shall mean that one or more of the following are undertaken by the Corporation without the Optionee’s or Participant’s express written consent: 1. reduction of such Optionee’s or Participant’s rate of compensation as in effect immediately prior to a Change in Control by greater than 10%, except to the extent the compensation of other similarly situated persons are accordingly reduced; 2. failure to provide a package of welfare benefit plans that, taken as a whole, provide substantially similar benefits to those in which such Optionee or Participant is entitled to participate immediately prior to a Change in Control (except that such Optionee’s or Participant’s contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Corporation that would adversely affect such Optionee’s or Participant’s participation or reduce such Optionee’s or Participant’s benefits under any of such plans; 3. a change in such Optionee’s or Participant’s responsibilities, authority, titles or offices resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Corporation promptly after notice thereof is given by such person; 4. a request that such Participant relocate to a worksite that is more than 50 miles from such Participant’s prior worksite, unless such person accepts such relocation opportunity; 5. a material reduction in duties; 6. a failure or refusal of any successor company to assume the obligations of the Corporation under an agreement with such Optionee or Participant; or 7. a material breach by the Corporation of any of the material provisions of an agreement with such Optionee or Participant. Notwithstanding the foregoing, a Participant will have “Good Reason” for his or her resignation only if: (a) such Participant notifies the Corporation in writing, within 30 days after the occurrence of one of the foregoing event(s), specifying the event(s) constituting Good Reason and that he or she intends to terminate his or her employment no earlier than 30 days after providing such notice; (b) the Corporation does not cure such condition within 30 days following its receipt of such notice or states unequivocally in writing that it does not intend to attempt to cure such condition; and (c) the Participant resigns from employment within 30 days following the end of the period within

-A4- which the Corporation was entitled to remedy the condition constituting Good Reason but failed to do so. P. HOSTILE TAKE-OVER shall mean either of the following events effecting a change in control or ownership of the Corporation: (i) The acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept. In accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, incremental increases in ownership by a person or related group of persons acting as a group that already own or owns more fifty percent (50%) of the combined voting power of the Corporation’s outstanding securities will not result in a Hostile Take-Over under this clause (i). (ii) A change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination. Q. IMMEDIATE FAMILY shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships. R. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422. S. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Subsidiary). T. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended. U. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422. V. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

-A5- W. PARTICIPANT shall mean any person who is (i) issued shares of Common Stock under the Stock Issuance Program, or (ii) granted Restricted Stock Units under the Discretionary Restricted Stock Unit Grant Program. X. PERFORMANCE AWARD means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the Qualifying Performance Criteria specified in Section VIII. Y. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of continuous duration of twelve (12) months or more. Z. PLAN shall mean the Corporation’s 2018 Acacia Research Corporation Stock Incentive Plan, as set forth in this document. AA. PLAN ADMINISTRATOR shall mean the particular body, whether the Committee or the Board, which is authorized to administer the Discretionary Option Grant Program, the Discretionary Restricted Stock Unit Grant Program and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction. BB. PLAN EFFECTIVE DATE shall mean March 30, 2018, which is the date of its adoption by the Board, subject to approval of the Plan by the stockholders of the Corporation. CC. RESTRICTED STOCK UNIT shall mean a right to receive a share of Common Stock during specified time periods granted pursuant to Article Four. DD. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act. EE. SERVICE shall mean the performance of services for the Corporation (or any Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. FF. SHORT TERM FEDERAL RATE shall mean the federal short-term rate in effect under Section 1274(d) of the Code for the period the shares were held in escrow. GG. STOCK EXCHANGE shall mean the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange. HH. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program. II. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.

-A6- JJ. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. KK. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Subsidiary). LL. WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding taxes to which the holder of options, stock issuances or share right awards may become subject in connection with such options, stock issuances or share right awards.